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                                                                     EXHIBIT 4.1

                                 AMENDMENT NO. 3
                                       TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS AMENDMENT NO. 3 entered into as of May 31, 2000 (this "Amendment"), among CMI INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the financial institutions party to the Loan Agreement (as hereinafter defined) from time to time (the "Lenders") and FLEET CAPITAL CORPORATION, a Rhode Island corporation, as agent for the Lenders (the "Agent").

                              Preliminary Statement

         The Borrower, the Lenders and the Agent are parties to the Amended and Restated Loan and Security Agreement dated as of May 28, 1999 (as amended and in effect, the "Loan Agreement"; unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them in the Loan Agreement). The Borrower has requested that the Lenders amend the Loan Agreement to permit the Borrower to purchase additional Senior Subordinated Notes and the Lenders have agreed so to amend the Loan Agreement, all upon and subject to the terms and conditions hereinafter set forth.

                             Statement of Agreement

         NOW THEREFORE, in consideration of the Loan Agreement, the Loans made by the Lenders and outstanding thereunder, the mutual promises hereinafter set forth and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Amendment to Loan Agreement Provisions. Effective in accordance with SECTION 2 hereof, the Loan Agreement is hereby amended by amending subsection (b)(ii) of Section 11.5 (Restricted Dividend Payments and Purchases, Etc.) to read as follows:

                  (ii) Restricted Payments arising from purchases by the Borrower of its Senior Subordinated Notes during the period commencing May 31, 2000 and ending September 30, 2000 for an aggregate purchase price not to exceed $10,000,000.

         Section 2. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof on the date on which the Agent receives counterparts of this Amendment, duly executed and delivered by the Borrower and the Lenders and in sufficient copies for each Lender.

         Section 3. Effect of Amendment. Upon and after the effectiveness of this Amendment as provided in SECTION 2 hereof, all references to the Loan Agreement in the Loan Agreement, or in any other Loan Document shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not, and will not, amend, modify or supplement any provision of or constitute a consent to or a waiver of any noncompliance with the provisions of the Loan Agreement and, except as specifically provided in this Amendment, the Loan Agreement shall remain in full force and effect.


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         Section 4.        Representations and Warranties. The Borrower hereby
represents and warrants that the Borrower has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Amendment in accordance with its terms and this Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and is a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         Section 5.        General Provisions.

                  (a) Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Georgia, without giving effect to the conflict of laws principles thereof.

                  (b) Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
         Amendment to be executed by their duly authorized officers in several counterparts as of the date first above written.

                                  CMI INDUSTRIES, INC.

                                  By: /s/ J. A. Ovenden
                                      -----------------------------------------
                                  Name:   James A. Ovenden
                                       ----------------------------------------
                                  Title:  CFO
                                         --------------------------------------


                                  FLEET CAPITAL CORPORATION, as
                                  the Agent and a Lender

                                  By:  /s/ Roland J. Robinson
                                      -----------------------------------------
                                  Name:    Roland J. Robinson
                                        ---------------------------------------
                                  Title:   Senior Vice President
                                        ---------------------------------------


                                  BANK OF AMERICA, N.A., as a Lender

                                  By:  /s/  David H. Dinkins
                                      -----------------------------------------
                                  Name:     David H. Dinkins
                                       ----------------------------------------
                                  Title:    Principal
                                         --------------------------------------